                                                                   EXHIBIT 10.39

                     MAGIC MOVIE STUDIOS OF VALENCIA, LTD.

                         PRODUCTION FACILITY AGREEMENT


     THIS AGREEMENT is made and entered into the 7th day of June, 1994 by and between MAGIC MOVIE STUDIOS OF VALENCIA, LTD., a California limited partnership (hereinafter referred to as "MMSV"), and SABAN ENTERTAINMENT, INC. (hereinafter referred to as "SABAN").

     WITNESSETH:

     WHEREAS, MMSV is the Owner/Operator of a multipurpose production facility, located at 28343 Avenue Crocker, Valencia, California 91355, and WHEREAS SABAN desires to use the following production facility package (hereinafter referred to as "Package") for the purposes of motion picture production facility for such purpose all on the terms and condition hereinafter set forth. The package shall include:

FACILITIES
----------

     Stage One (1) and Two (2) at the above references address including approximately 11,700 square feet of office space.

PARKING
-------

     SABAN ENTERTAINMENT may use all the parking spaces available on the lot at MMSV with the exception of those designated for use by Dresser Rand, Inc. SABAN may have all the spaces adjacent to Stages 1 and 2.

     MMSV has acquired an additional parking lot directly across the street from the studio which provides approximately 110 additional parking spaces. These are for the exclusive use of SABAN Entertainment Productions.

EXCLUSIONS
----------

     At this time, the above package does not include the following:

     Stage Manager
     Grip and Light
     Pre-Light
     Power for Air Conditioning/Heat
     Catering
     Clerical Staff
     Dumpster
     Cleaning Supplies
     Security exclusive to SABAN Entertainment, Inc.

     NOW, THEREFORE, in consideration of the mutual promise and agreements contained herein, the parties agree as follows:

     1.   Use of Facility.  MMSV grants to Saban the exclusive right to use the
          ---------------
production facilities for the exclusive purpose of motion picture and television production and related uses. During its use of MMSV property, Saban shall not make or permit use of MMSV facilities for any unlawful purpose.

     2.   Lease Terms.  SABAN shall lease the production facilities as
          -----------
previously listed under "FACILITIES" above for a period of six (6) months with one (1) six (6) month optional extension, plus additional one(1) year optional extension.

          2.1  Payments.  SABAN shall pay MMSV the amount of Twenty-five
               --------
thousand dollars ($25,000.00) per month for the initial term beginning June 13, 1994. The payment schedule is as follows: $25,000.00 deposit payable upon signing of this contract. (Receipt of $25,000.00 is hereby acknowledged on May, 1994). First month's rent of $25,000.00 payable on June 13, 1994, or will be prorated should premises not be ready for occupancy by June 13th; and $25,000.00 per month on or before the 1st day of each month for the initial lease term. Initial rent will be due and payable upon occupance of production office space (or per item #18 of the Addendum as pertains to Stages.)

          2.2  Extension Option.  If the six (6) month option is exercised,
               ----------------
commencing on December 1, 1994, the rental rate shall remain at $25,000.00 per month for the full six (6) month term. In the event that Saban exercises the one (1) year option commencing on June 1, 1995 the rental rate shall increase to $26,250.000 for the full the full term of one (1) year lease Rent shall be due and payable on the 1st day of each month prior to the rental period.

     3.   Maintenance and Repairs.  MMSV shall deliver the facilities and
          -----------------------
equipment to SABAN in a good and usable condition, and MMSV shall be responsible for all necessary and routine repairs, maintenance and upkeep of the MMSV facilities and equipment in the event that the facilities are damaged by SABAN's willful misconduct or gross negligent use of the facilities, SABAN shall assume full financial responsibility except for MMSV's negligent or intentional acts provided that such damage is caused by SABAN.

          MMSV is responsible for all structural repairs, including without limitation, roof repairs, electrical and plumbing during the term of this lease.

          If SABAN informs MMSV of a maintenance problem, MMSV must make every effort to repair this problem within 48 hours or SABAN will have the right to make repairs, and deduct the actual costs of said repairs from the next month's rent if SABAN elects do so. Should SABAN elect not to repair said problem and should MMSV elect not to repair said problem, then SABAN shall not be held liable nor responsible for any damages or deterioration which may result from non-repair.

          SABAN shall be entitled to terminate this lease and have the security deposit refunded, less any damage that SABAN may be directly responsible for due to gross negligence, or for any outstanding invoices due to MMSV from SABAN for items in Addendum paragraphs 3,5,7,8 and/or 9 should the premises become uninhabitable for the intended for period exceeding five (5) working days.

     4.   Insurance.  SABAN and MMSV each agree to provide public comprehensive
          ---------
liability insurance, including bodily injury, personal injury and property damages, in an initial amount of not less than one million dollars ($1,000,000.00) for any one occurrence. Said insurance policy must name the other party as additional insured, and must provide at least ten (10) days written notice of cancellation or material change. Each party shall provide the a certificate of insurance evidencing this coverage.

     5.   Indemnification.  MMSV shall indemnify, defend and hold SABAN harmless
          ---------------
from and against any and all claims, demands, losses, costs, expenses, obligation, liabilities, damages, recoveries, actions, judgements, suits and reasonable attorneys fees and disbursements that SABAN shall incur or suffer, including property damages, injury or death to persons which arise from or in connection with MMSV's operation provided the foregoing arises out of MMSV's negligent or intentional acts or omissions, including the negative acts or omissions of any of MMSV's officers, directors, employees, agents or representatives, or the breach or failure by MMSV to perform any covenant or agreement contained herein, except for SABAN's gross negligence or intentional acts. SABAN shall indemnify, defend and hold MMSV harmless from and against any and all claims, demands, loss, costs, expenses, obligations, liabilities, damages, recoveries, action, judgements, suits and reasonable attorneys fees and disbursements that MMSV shall include or suffer, including property damage, injury or death to person, which arise from or in connection with SABAN's operation, use, control or leasing of MMSV, and SABAN's negligent or intentional acts or omissions (including the acts or omission of any of SABAN's officers directors, employees, agents or representatives), or the breach or failure by SABAN to perform any covenant or agreement contained herein except for MMSV's negligent or intentional acts. SABAN and MMSV shall notify each other in writing of any claims-or contingent claims which may arise from SABAN's use of MMSV's production facilities.

     6.   General.  This Agreement shall not be modified or amended except by an
          -------
instrument in writing signed by or on behalf of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties their successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


MAGIC MOVIES STUDIOS OF VALENCIA, LTD.
a California limited partnership


By:  /s/ Gail Howard         6/9/94
     ------------------------------
     GAIL HOWARD, CHIEF OPERATING OFFICER



SABAN ENTERTAINMENT, INC.



By:  /s/ Mel Woods
     ------------------------------

                   ADDENDUM TO PRODUCTION FACILITY AGREEMENT
                       DATED JUNE 7, 1994 BY AND BETWEEN
                     MAGIC MOVIE STUDIOS OF VALENCIA, LTD.
               ("MMSV") AND SABAN ENTERTAINMENT, INC. ("SABAN")

     1. MMSV shall fully build out the stages and production offices per attached plans which have been signed by MMSV.

     2. MMSV shall completely clean the carpet, replace where worn, soiled (beyond ability to clean to an acceptable state), or missing. Also, MMSV must carpet the back stairwell.

     3. SABAN agrees to pay $400.00 per month for the rental of the telephone system, plus 10% surcharge on all telephone toll charges. MMSV shall install and maintain system at no charge to Saban throughout the term of the lease. SABAN may install WATTS line if they desire. MMSV agrees to install a telephone system with the capabilities to provide up to forty-eight (48) lines and sixty
(60) telephones.

     4. MMSV will not supply security to SABAN at no charge; however, SABAN can provide their own security and are not obligated to take security services from MMSV.

     5. Power bill for Stages 1 (one) and 2 (two) will be presented directly to SABAN for payment, plus a 10% surcharge. Payment must be made to MMSV within ten (10) business days from submission to SABAN. MMSV agrees to put a maximum charge of $270.00 per month as a surcharge.

     6. MMSV shall be responsible for building insurance and real estate taxes.

     7. MMSV shall be responsible for a janitorial staff and SABAN will be responsible for cleaning supplies. These supplies will be billed to SABAN at cost. MMSV provides cleaning service daily Sunday through Friday evenings.

     8.   Saban shall pay the water bill and gas bill for Stages 1 (one) and 2
(two). These will be billed at cost and shall be paid within ten (10) business days from of submission for payment.

     9. Saban agrees to pay the sum of $120.00 per month for monitoring of security and the telephone lines to Fire Department and Police Department.

     10. Telephone jacks shall be installed in each office at the expense of MMSV.

     11.  Cables for computer service will be installed at expense of MMSV.

     12. New shower stalls stall be installed in the Mens and Womens restrooms downstairs on Stage 1 (one).

     13.  MMSV shall install two (2) paint sinks in Stage I (one).

     14. All 11,7000 square feet of non-sage space shall have air conditioning sufficient to cool all such space ducted into each room upstairs and, as the eggcrate style ceiling is used downstairs, air conditioning must be properly distributed as to sufficiently cool all offices. (35 BTUS/s.f. /1200 BTUS/ton).

     15. All materials for new grid wilt be provided and installed by MMSVC in both Stages 1 (one) and 2 (two). The grid will conform to proper weight distribution. MMSV will provide an engineering plan of the grid's maximum weight and weigh distribution.

     16. Both Stages 1 (one) and 2 (two), as well as all production areas will fully with all fire and safety codes.

     17. MMSV shall deliver Stages 1 (one) and 2 (two) to SABAN no later than June 13, 1994 in a habitable condition, inclusive of all structural and roof repairs. Should MMSV fail to deliver Stages 1 (one) and 2 (two) in such a condition as aforementioned, the deposit will be refunded in full and the lease terminated.

     18. MMSV will require fourteen (14) days from the date we sign the lease document to do the renovations per the attached plans. Saban may move into the offices at any time during the construction. The rent will begin on the office space commencing the date of completion. Rental of Stages 1 (one) and 2 (two) will be prorated from the date of move in with a five (5) day grace period and based on a rental of $12,500.00 per month until all office construction is completed.

     19. MMSV agrees to construct nine (9) dressing rooms and install mirrors and mirror lights in all make-up areas.

     20. MMSV agrees to provide proper lighting in fire lanes, as on Stage 3 (three).

     21.  MMSV agrees to provide washer and dryer connections in wardroom area.

     22. MMSV agrees to replace all locks on all doors throughout the facilities and will provide new individual and master keys.

AGREED TO AND ACCEPTED :

MAGIC MOVIE STUDIOS OF
VALENCIA, LTD.

by:  /s/ Gail Howard
     ---------------
     GAIL HOWARD
     CHIEF OPERATING OFFICER

SABAN ENTERTAINMENT, INC.



by:  /s/ Mel Woods
     -------------

                     MAGIC MOVIE STUDIOS OF VALENCIA, LTD.
                         PRODUCTION FACILITY AGREEMENT


     THIS AGREEMENT is made and entered into this 5th day of January, 1994, by and Between MAGIC MOVIE STUDIOS OF VALENCIA, LTD., a California limited partnership (hereinafter referred to as "MMSV"), and SABAN ENTERTAINMENT, INC., (hereinafter referred to as "SABAN").

     WITNESSETH:

     WHEREAS, MMSV is the Owner/Operator of a multi purpose production facility, located at 26030 Avenue Hall, Valencia, California 91355, and WHEREAS, SABAN desires to use the following production facility package (hereinafter referred to as "Package") for the purpose of motion picture production and MMSV desires to allow SABAN to use its motion picture production facility for such purpose all on the terms and conditions hereinafter set forth. The package shall include:

FACILITIES
----------

     Stages Three (3), Four (4), and Five (5) at the above referenced address.



ON LOT PARKING
--------------

     MMSV hereby grants SARAN the right to TWO Hundred Eighty Eight (288) parking spaces for the term of this Agreement at no additional charge.

EXCLUSIONS
----------

     At this time, the above Package does not include the following:

     Stage Manager
     Grip and light
     Pre-light
     Power for Air Conditioning/Heat
     Catering
     Clerical Staff
     Dumpster
     Cleaning supplies
     Security exclusive to Saban Entertainment Inc.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties agree as follows:

     1.   Use of Facility.  MMSV hereby grants to SABAN the exclusive right to
          ---------------
use the production facility for the exclusive purpose of motion picture and television production. During its use of MMSV property, SABAN shall not make or permit use of MMSV facilities for any unlawful purpose.

     2.   Lease Terms.  SABAN shall lease production facilities as previously
          -----------
listed under "Facilities" above for a period of twenty four (24) months, with three (3) one (1) year extension options. The rental rate shall escalate five percent (5%) for each year commencing January 20, 1995.

          2.1  Payments.  SABAN shall pay MMSV the amount of Thirty Five
               --------
Thousand Dollars ($35,000) per month for the initial year of the term beginning January 20, 1994. The Payment schedule is as follows: $35,000 Deposit, payable upon signing of this contract, First months rent of $35,000, prorated, payable upon signing of this contract, and $35,000 per month on or before the 1st day of each month for the first 12 months. Commencing on January 20, 1995, the rental rate shall increase to $36,750 per month, prorated, for the month of January and shall continue at the rate of $36,750 per month for the second 12 months.

          2.2  Extension Options.  If first year option to extend is exercised,
               -----------------
commencing on January 20, 1996, the rental rate shall increase to $38,587.50 for the following 12 months. If second year option to extend is exercised, commencing on January 20, 1997, the rental rate shall increase to $40,516.87 for the following 12 months. If third year option to extend is exercised, commencing on January 20, 1998, the rental rate shall increase to $42,542.72 for the following 12 months. Rent shall be due and payable on the 1st day of each month prior to the rental period beginning on the 10th day.

     3.   Maintenance and Repair.  NMSV shall deliver the facilities and
          ----------------------
equipment to SABAN in a good and usable condition, and MMSV shall be responsible for all necessary and routine repairs, maintenance and upkeep of the MMSV facilities and equipment. In the event that the facilities are damaged by SABAN'S willful misconduct or negligent use of the facilities, SABAN shall assume full financial responsibility except for MMSV's negligent or intentional acts provided that such damage is caused by SABAN.

     4.   Insurance.  SABAN and MMSV each agree to provide public comprehensive
          ---------
liability insurance, including bodily injury, personal injury and property damage in an initial amount of not less than One Million Dollars ($1,000,000.00) for any one occurrence. Said insurance policy must name the other party as additional insured, and must provide at least ten (10) days' written notice of cancellation or material change. Each party shall provide the other with a certificate of insurance evidencing this coverage.

     5.   Indemnification.  MMSV shall indemnify, defend and hold SABAN harmless
          ---------------
from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, actions, judgments, suits and reasonable attorneys fees and disbursements that SABAN shall incur or suffer, including property damages, injury or death to persons which arise from or in connection with MMSV'S operation provided that the foregoing arises out of MMSV'S negligent or intentional acts or omissions, including the acts or omissions of any

MMSV's officers, directors, employees, agents or representatives, or the breach or failure by MMSV to perform any covenant or agreement contained herein, except for SABAN's negligent or intentional acts. SABAN shall indemnify, defend and hold MMSV harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, actions, judgments, suits, and reasonable attorneys fees and disbursements that MMSV shall incur or suffer, including property damage, injury or death to persons, which arise from or in connection with SABAN'S operation, use, control, or leasings of MMSV, and SABAN's negligent or intentional acts or omissions (including the acts or omissions of any of SABAN'S officers, directors, employees, agents, or representatives), or the breach of or failure by SABAN to perform any covenant or agreement contained herein except for MMSV'S negligent or intentional acts. SARAN and MMSV shall notify each other of any claims or contingent claims which my arise from SABAN'S use of MMSV'S production facilities.

     6.   General.  This Agreement shall not be modified or amended except by an
          -------
instrument in writing signed by or on behalf of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

MAGIC MOVIE STUDIOS OF VALENCIA, LTD.
a California limited partnership


By:  Park Beverly Drive, Inc.
     General Partner

By:  /s/ Joseph F. Guglielmo
     -----------------------
     JOSEPH F. GUGLIEMO, PRESIDENT


SABAN ENTERTAINMENT INC.


By:  /s/ William Josey
     -----------------
     Name: SR. VICE PRESIDENT
           AUTHORIZED SIGNATORY

                   ADDENDUM TO PRODUCTION FACILITY AGREEMENT
                     DATED JANUARY 5, 1994, BY AND BETWEEN
                     MAGIC MOVIE STUDIOS OF VALENCIA, LTD.
                         AND SABAN ENTERTAINMENT, INC.

     1. MMSV agrees that, by January 20, 1994, it will complete, at MMSV's sole expense, the following construction, renovations, and repairs in Stages 3, 4, and 5:

          a. Construction of a wall dividing dressing area from stage area in Stage 3.

          b. Construction of two (2) showers in Stage 3 (one in the women's restroom facilities, one in the men's restroom facilities).

          c. Construction of two (2) showers in Stage 4 (one in the women's restroom facilities, one in the men's restroom facilities).

          d. Relocation of the sprinkler system in the office area in Stage 3, construction of office ceilings for sound proofing and privacy (using so-called "egg crate" style ceiling), and installation of air conditioning ducts and vents into each office.

          e. Construction of a dining area and fully-equipped kitchen facility (including sink, stove, dishwasher, and refrigerator) to accommodate cast and crew of approximately 100 persons per meal on the first floor of each of Stages 3 and 4.

          f.  Construction of three (3) additional dressing rooms in Stage 4.

          g.  Installation of mirrors and mirror lights in all make-up areas.

          h.  Installation of washer and dryer connections in Stage 3 and Stage
     4.

          i.  Repair and repainting of the cyclorama in Stage 5.

          j. Install carpet on stairs in Stages 3, 4, and 5 in each instance in which carpet is worn or missing.

          k. Lower the grid on Stage 3 and provide an engineering plan of the grid's maximum weight and weight distribution.

          l. Replacement of all locks, including new individual keys and master keys for all doors throughout the Facilities.

          m. Installation of phone jacks in all offices and throughout all stages.

          n.  Remove all temporary walls and construction in Stage 5.

          o. Repair and paint office walls that are presently temporarily patched;

     relocate any external wiring on walls to the inside of walls.

          p. Install a paint sink on each sound stage for the Art Department's use.

     2. Rent shall be abated on a pro-rata basis for each day after January 20, 1994, that the construction, renovations, and repairs are not completed such that Saban cannot fully use any portion of the Facilities for production and/or offices as contemplated in the Production Facility Agreement.

     3. Notwithstanding anything to the contrary set forth in the Production Facility Agreement, the lease payment set forth in paragraph 2.1 thereof, shall be abated until March 1, 1994, on a prorata basis for Stage 5.

     4.   MMSV shall provide, during the term of the Production Facility
Agreement:

          a. Limited daytime-only security patrol of the exterior of the Facilities.

          b. Security monitoring equipment, for which Saban shall reimburse MMSV for the actual cost of the monitoring service, which is presently $120 per month.

          c. Air conditioning maintenance, including the installation of additional air conditioning if the current air conditioning volume is inadequate.

          d. Regular, periodic cleaning of the Facilities, except that Saban will reimburse MMSV on a monthly basis for the actual costs of cleaning supplies used in the Facilities; MMSV believes, but does not warrant, that the cost of cleaning supplies for the Facilities will be between $300 and $350 per month.

          e. A Toshiba telephone system with 274 free ports for Saban's use at the Facilities, for which Saban will pay MMSV cost plus 10% surcharge. There will be no cost for installation and MMSV will maintain the system throughout the term of the Production Facility Agreement.

     5. Saban will pay the cost of electrical power for the Facilities directly. Saban will make such payment within ten (10) days after its receipt of the power provider's statement.

     6. Saban will have the right, at its sole expense, to affix signage of its logo on the building housing Stages 3, 4, and 5, provided, however, that Saban must conform to Newhall Land and Farm specifications for such signage. Saban will maintain the signage so affixed at its sole expense.

     7. All Santa Clarita-area properties owned and/or managed by MMSV or Park Beverly Drive, Inc., or any of its or their parent, subsidiaries, or related companies or entities (collectively, "MMSV Properties") will be available throughout the term of the Production Facility Agreement for Saban to use as exterior shooting locations at no additional charge by MMSV to Saban.

     8. If MMSV and/or Park Beverly Drive, Inc., or any of its or their parent, subsidiaries, or related companies or entities not purchase the Lockheed facility in Santa Clarita, California, within twelve (12) months after the execution of the Production Facility Agreement, Saban shall have the right to terminate the Production Facility Agreement by giving MMSV notice thereof at least 30 days in advance of the effective date of such termination.

     9. MMSV represents that no permits are required for shooting on MMSV stages or MMSV Properties nor is there any requirement that a fire marshal or police be present during shooting, unless required by future changes to local laws, ordinances, and/or covenants.

     10. The Option to Lease attached hereto is part of the Production Facility Agreement and is a material part of the consideration given therein.

     AGREED TO AND ACCEPTED THIS 7TH DAY OF JANUARY 1994.

MAGIC MOVIE STUDIOS
OF VALENCIA, LTD.

By:  PARK BEVERLY DRIVE, INC.
     GENERAL PARTNER


By:  /s/ Joseph F. Guglielmo
     -----------------------
     JOSEPH F. GUGLIELMO
     PRESIDENT


SABAN ENTERTAINMENT, INC.



By:  /s/ William Josey
     -----------------
     Its SR. VICE PRESIDENT

                                OPTION TO LEASE


     Magic Movie Studios of Valencia, Ltd. ("MNSV") agrees to give to Saban Entertainment, Inc. a ninety (90) day first right of refusal to lease Stages 1 and 2 (presently occupied by CBS), and Stage 6 (presently occupied by Dresser Rand Inc.), as per the following items:

     1. Stages 1 and 2 plus all production offices at the rate of $32,000 per month through December 31, 1994, and further option to lease for the following three (3) years at a five percent (5%) escalation per year. The ninety (90) day first right of refusal on Stages 1 and 2 will be given to Saban Entertainment Inc. no later than April 30, 1994.

     2. Stage 6 option to lease from August 1, 1994 through December 31, 1994 at the rate of $32,000 per month, and a further option to lease for the following three (3) years at a five percent (5%) escalation per year. This monthly rental rate is based on 28,000 square feet of stage space, plus approximately 4,000 square feet of office space.

     3. All ancillary charges on Stages 3, 4 and 5 shall be added to the terms and conditions of Paragraphs 1 and 2 above pursuant to the Production Facility Agreement between MMSV and Saban Entertainment:Inc.

     AGREED TO AND ACCEPTED THIS ______ DAY OF JANUARY, 1994.

MAGIC MOVIE STUDIOS
OF VALENCIA, LTD.


BY:  PARK BEVERLY DRIVE, INC.
      GENERAL PARTNER


By:  /s/ Joseph F. Guglielmo
     -----------------------
     JOSEPH F. GUGLIEMO, PRESIDENT



SABAN ENTERTAINMENT, INC.


By:  /s/ William Josey
     -----------------
     AUTHORIZED SIGNATORY


By:_______________________________
     AUTHORIZED SIGNATORY


                                Option to Lease
                                  Page 1 of 1